Exhibit 1.1

DCP MIDSTREAM PARTNERS, LP
Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of
up to $500,000,000

Equity Distribution Agreement
September 5, 2014
Citigroup Global Markets Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013
Ladies and Gentlemen:
DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), and DCP Midstream GP, LLC, a Delaware limited liability company (“DCP Midstream GP, LLC” and, collectively with the Partnership and the General Partner, the “DCP Parties”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Managers”) as follows:
1.Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $500,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Offered Units from the Partnership pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 20 hereof.
The DCP Parties, DCP Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”), and DCP Midstream Operating, LLC, a Delaware limited liability company (the “OLP GP”), are herein collectively referred to as the “Partnership Entities.” The subsidiaries of the Partnership listed on Schedule I hereto are referred to collectively as the “Operating Subsidiaries,” and each individually as an “Operating Subsidiary.”
2.    Representations and Warranties. Each of the DCP Parties, jointly and severally, represents and warrants to, and agrees with, each of the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.
(a)    Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-196939) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Offered Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to such time this representation is repeated or deemed to be made, has been declared or become effective under the Act and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the DCP Parties, threatened by the Commission. The Partnership has filed with the Commission the Prospectus Supplement relating to the Offered Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the Rules and Regulations thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.
(b)    Obligation to File New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Offered Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Offered Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
(c)    No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the DCP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.
(d)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Ineligible Issuer. For purposes of each offering of the Offered Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.
(f)    Registration Statement Not Subject of Pending Proceeding. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Units.
(g)    Regulation M Exceptions. The Common Units are an “actively‑traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(h)    Other Sales Agency Agreements. The Partnership is not a party to any other ongoing sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Act.
(i)     Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.
(j)    Brokers. Except for the Managers pursuant to this Agreement and any Terms Agreement, there is no broker, finder or other party that is entitled to receive from any DCP Party any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(k)    XBRL Information. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(l)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware with full limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Prospectus, and each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected, individually or in the aggregate, to (i) have a material adverse effect on the condition (financial or otherwise), partners’ equity, stockholders’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
(m)    Formation and Qualification of the Operating Subsidiaries. Each of the Operating Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, general partnership or corporation, as the case may be, under the laws of its jurisdiction of organization, with full limited partnership, limited liability company, general partnership or corporate power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Prospectus, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Operating Subsidiary is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected, individually or in the aggregate, to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
(n)    Power and Authority to Act as a General Partner. The General Partner has full limited partnership power and authority to act as general partner of the Partnership in all material respects as described in the Prospectus. DCP Midstream GP, LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Prospectus. The OLP GP has full limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Prospectus.
(o)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest represented by 373,892 general partner units in the Partnership; such general partner units have been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner units free and clear of all liens, encumbrances, security interests, charges and other claims (collectively, “Liens”) (except restrictions on transferability and other Liens as described in the Prospectus or contained in the Partnership Agreement).
(p)    Capitalization; Ownership of the Sponsor Units and the Incentive Distribution Rights. As of the date hereof (and prior to the issuance of the Offered Units as contemplated by this Agreement), the issued and outstanding limited partner interests of the Partnership consists of 111,636,846 Common Units and the incentive distribution rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights” and, together with the Common Units, the “Partnership Interests”). DCP LP Holdings, LLC (“DCP LP Holdings”), a Delaware limited liability company and a direct and indirect wholly-owned subsidiary of DCP Midstream, LLC, a Delaware limited liability company (“DCP Midstream”), owns, on the date hereof, 20,223,754 Common Units (the “LP Holdings Sponsor Units”) and the General Partner owns, on the date hereof, 1,887,618 Common Units (together with the LP Holdings Sponsor Units, the “Sponsor Units”) and 100% of the Incentive Distribution Rights; all such Sponsor Units and Incentive Distribution Rights are owned free and clear of all Liens (except restrictions on transferability as described in the Prospectus or contained in the Partnership Agreement). All of such Partnership Interests and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
(q)    Valid Issuance of the Offered Units. The Offered Units and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).
(r)    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner, and DCP Midstream and DCP LP Holdings are the sole limited partners of the General Partner; such partnership interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as amended, the “GP Partnership Agreement”) and, with respect to DCP Midstream’s and DCP LP Holdings’ limited partner interests in the General Partner, are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream GP, LLC, DCP Midstream and DCP LP Holdings each own their respective partnership interests free and clear of all Liens (except restrictions on transferability as described in the Prospectus or contained in the GP Partnership Agreement).
(s)    Ownership of DCP Midstream GP, LLC. DCP Midstream is the sole member of DCP Midstream GP, LLC with a 100% membership interest in DCP Midstream GP, LLC; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DCP Midstream GP, LLC (as amended, the “DCP Midstream GP, LLC Limited Liability Company Agreement”); DCP Midstream is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to DCP Midstream GP, LLC solely by reason of its ownership of such membership interest or its status as a member of DCP Midstream GP, LLC, and has no personal liability for the debts, obligations and liabilities of DCP Midstream GP, LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of DCP Midstream GP, LLC, except in each case as provided in the DCP Midstream GP, LLC Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and DCP Midstream owns such membership interest free and clear of all Liens (except restrictions on transferability contained in the DCP Midstream GP, LLC Limited Liability Company Agreement).
(t)    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as amended, the “OLP GP Limited Liability Company Agreement”); the Partnership is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the OLP GP solely by reason of its ownership of such membership interest or its status as a member of the OLP GP, and has no personal liability for the debts, obligations, and liabilities of the OLP GP, whether arising in contract, tort or otherwise, solely by reason of being a member of the OLP GP, except in each case as provided in the OLP GP Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act; and the Partnership owns such membership interest free and clear of all Liens (except for restrictions on transferability contained in the OLP GP Limited Liability Company Agreement).
(u)    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership and the Partnership is the sole limited partner of the Operating Partnership; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as amended, the “OLP Partnership Agreement”) and, with respect to the Partnership’s limited partner interest in the Operating Partnership, are fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the OLP GP and the Partnership each own their respective partnership interests free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the OLP Partnership Agreement).
(v)    Ownership of the Operating Subsidiaries. Except as described in the Prospectus, the Partnership indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each of the Operating Subsidiaries set forth on Schedule I; all such capital stock, membership interests and partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws, in the case of a corporation, certificate of formation and limited liability company agreement, in the case of a limited liability company, certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, or partnership agreement, in the case of a general partnership, of each Operating Subsidiary (collectively, the “Operating Subsidiaries Operative Documents”) and, in the case of a corporation, limited partnership or general partnership, (other than the general partnership interest in Jackson Pipeline Company, a Michigan general partnership (“Jackson Pipeline”)) are fully paid (to the extent required in the applicable Operating Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, as the case may be, or any corollary provision of any other applicable state of organization’s statutes); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The owners of the Operating Subsidiaries own all such capital stock, membership interests and partnership interests listed on Schedule I free and clear of all Liens (except restrictions on transferability as set forth in the Operating Subsidiaries Operative Documents).
(w)    Minority-Owned Entities. As of the date hereof and each Representation Date, the Operating Partnership directly or indirectly owns 10% of the membership interests in Texas Express Pipeline LLC, a Delaware limited liability company (“Texas Express”), 40% of the membership interests in Discovery Producer Services LLC, a Delaware limited liability company (“Discovery”), 50% of the membership interests in Pine Tree Propane Limited Liability Company, a Maine limited liability company (“Pine Tree”), 50% of the membership interests in CrossPoint Pipeline, LLC, a Delaware limited liability company (“CrossPoint”), 28.5% interest in Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), a 46% interest in Saginaw Bay Lateral Michigan Limited Partnership, a Michigan limited partnership (“Saginaw Bay”), 33.33% of the membership interests in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”), 33.33% of the membership interests in DCP Sand Hills Pipeline, LLC, a Delaware limited liability company (“Sand Hills”), and 33.33% of the membership interests in DCP Southern Hills Pipeline, LLC, a Delaware limited liability company (“Southern Hills”). As of the date hereof and each Representation Date, Discovery owns 100% of the membership interests in Discovery Gas Transmission LLC, a Delaware limited liability company (“Discovery Sub”). As of the date hereof and each Representation Date, Sand Hills owns 100% of the membership interests in DCP Sand Hills Interstate Pipeline, LLC, a Delaware limited liability company (“Sand Hills Sub”), and Southern Hills owns 100% of the membership interests in DCP Southern Hills Intrastate Pipeline, LLC, a Delaware limited liability company (“Southern Hills Sub” and, collectively with Texas Express, Discovery, Pine Tree, CrossPoint, Webb/Duval, Saginaw Bay, Front Range, Sand Hills, Southern Hills, Discovery Sub, and Sand Hills Sub, the “Minority-Owned Entities”). To the knowledge of the Partnership Entities, the representations and warranties regarding the Operating Subsidiaries in Sections 2(l), (m), (v), (ee), (gg), (jj)-(oo), (rr)-(tt), (aaa)-(ddd) and (ggg), when the term “Operating Subsidiaries” is read to include the Minority-Owned Entities, are true and correct.
(x)    No Other Subsidiaries. As of the date hereof and each Representation Date, neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than (i) as set forth on Schedule I and (ii) ownership interests in the Minority-Owned Entities. As of the date hereof and each Representation Date, other than its ownership of its 373,892 general partner units, 1,887,618 Common Units and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly (excluding the Partnership or any of its subsidiaries’ direct or indirect ownership interests in the Operating Subsidiaries and the Minority-Owned Entities), any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(y)    No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any units or other securities of any of the Partnership Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived or satisfied. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership, (B) any partnership interests in the General Partner or the Operating Partnership, or (C) any membership interests in DCP Midstream GP, LLC or the OLP GP.
(z)    Authority and Authorization. Each of the DCP Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus. All limited partnership and limited liability company action, as the case may be, required to be taken by the DCP Parties or any of their respective members or partners for the authorization, issuance, sale and delivery of the Offered Units, the execution and delivery by the DCP Parties of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.
(aa)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the DCP Parties.
(bb)    Enforceability of Other Agreements.
(i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and DCP LP Holdings and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(ii)    the GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;
(iii)    the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms;
(iv)    the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms; and
(v)    the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided, that, with respect to each agreement described in this Section 2(bb), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
The certificate of limited partnership of each of the Partnership, the General Partner and the Operating Partnership, the certificate of formation of each of DCP Midstream GP, LLC and the OLP GP, the Partnership Agreement, the GP Partnership Agreement, the OLP Partnership Agreement, the DCP Midstream GP, LLC Limited Liability Company Agreement and the OLP GP Limited Liability Company Agreement, in each case, as amended, are herein collectively referred to as the “Charter Documents.”
(cc)    No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Offered Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, (ii) the execution, delivery and performance of this Agreement, or (iii) the consummation of the transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Charter Documents or the Operating Subsidiaries Operative Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities or the Operating Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or the Operating Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities or the Operating Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have, individually or in the aggregate, a Material Adverse Effect.
(dd)    No Consents. Except for (i) the registration of the Offered Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act or applicable state securities laws in connection with the purchase and distribution of the Offered Units by the Managers, (iii) such consents that have been, or prior to each Settlement Date will be, obtained, or, if not obtained, would not reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Offered Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
(ee)    No Default. None of the Partnership Entities or any of the Operating Subsidiaries (i) is in violation of the Charter Documents or the Operating Subsidiaries Operative Documents, each as applicable, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or which default, violation or failure in the case of clauses (ii) or (iii) would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the DCP Parties to perform their obligations under this Agreement. To the knowledge of the DCP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities or Operating Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(ff)    Conformity to Description of Common Units. The Offered Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the statements relating thereto contained in the Prospectus.
(gg)    No Material Adverse Change. No Partnership Entity or Operating Subsidiary has sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capitalization or increase in long-term debt of any Partnership Entity or Operating Subsidiary or any adverse change, or any development involving, or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, properties, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Prospectus, none of the Partnership Entities or Operating Subsidiaries has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities and Operating Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.
(hh)    Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Prospectus and the Registration Statement comply in all material respects with the applicable requirements under the Act and the Exchange Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The other historical financial and statistical information and data included in the Prospectus and the Registration Statement are, in all material respects, fairly presented. Any pro forma financial statements or data included or incorporated by reference in the Prospectus and the Registration Statement have been prepared in all material respects in accordance with the requirements of Article 11 of Regulation S-X under the Act. The assumptions used in preparing any pro forma financial statements incorporated by reference into the Prospectus and the Registration Statement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Prospectus.

(ii)    Independent Public Accountants - Deloitte & Touche. Deloitte & Touche LLP, who has certified certain financial statements of the Partnership, Southern Hills and Sand Hills, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus, was the independent registered public accounting firm with respect to the Partnership, as required by the Act and the Rules and Regulations and performed its audit of the Partnership in accordance with the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported. Deloitte & Touche LLP was the independent auditing firm with respect to Southern Hills and Sand Hills and performed such audit in accordance with the standards of the American Institute of Certified Public Accountants.
(jj)    Title to Properties. The Operating Partnership and the Operating Subsidiaries have good and marketable title to all real property (excluding easements or rights-of-way) and good title to all personal property described in the Prospectus to be owned by the Operating Partnership and the Operating Subsidiaries, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus and (ii) Liens that would not have, individually or in the aggregate, a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Operating Partnership and Operating Subsidiaries, taken as a whole, as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.
(kk)    Rights-of-Way. The Operating Partnership and the Operating Subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, the Operating Partnership and the Operating Subsidiaries have fulfilled and performed all of their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.
(ll)    Insurance. Except as disclosed in the Prospectus, the Partnership maintains insurance covering the properties, operations, personnel and businesses of the Partnership Entities and the Operating Subsidiaries against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.
(mm)    Intellectual Property. Except for such exceptions that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Partnership Entities and Operating Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
(nn)    Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the DCP Parties, threatened against any of the Partnership Entities or the Operating Subsidiaries, or to which any of the Partnership Entities or Operating Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Registration Statement or the Prospectus as required or filed as exhibits to the Registration Statement as required.
(oo)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or Operating Subsidiary on the one hand, and any director, officer, stockholder, affiliate, customer or supplier of any Partnership Entity or Operating Subsidiary on the other hand that is required to be described in the Registration Statement or the Prospectus and is not so described.
(pp)    Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the DCP Parties, the directors and officers of DCP Midstream GP, LLC, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership.
(qq)    Statistical Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(rr)    No Labor Dispute. No labor dispute with the employees of DCP Midstream or its affiliates or any Partnership Entity or Operating Subsidiary exists or, to the knowledge of each DCP Party, is imminent or threatened and none of the DCP Parties is aware of any existing, imminent or threatened labor disturbance by the employees of any of its lessors that would individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.
(ss)    Tax Returns. Each of the Partnership Entities and Operating Subsidiaries has filed (or has obtained extensions with respect to) all federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States or (ii) that, if not paid, would not have a Material Adverse Effect.
(tt)    Books and Records. Each Partnership Entity and Operating Subsidiary makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. DCP Midstream GP, LLC and the Partnership maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) receipts and expenditures are made in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain accountability for the Partnership’s assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the reported accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(uu)    Disclosure Controls. DCP Midstream GP, LLC and the Partnership have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information required to be disclosed by the Partnership in reports that it files under the Exchange Act is accumulated and communicated to DCP Midstream GP, LLC’s principal executive officer and its principal financial officer or persons performing similar functions, by others within those entities, as appropriate, to allow timely decisions regarding required disclosure, and the information required to be disclosed is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in all material respects in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”) have been met.
(vv)    No Deficiency in Internal Control Over Financial Reporting. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the 2013 Annual Report, neither the Partnership nor DCP Midstream

GP, LLC is aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership’s internal control over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting.
(ww)    No Changes in Internal Control Over Financial Reporting. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 2(vv) hereof, there have been no significant changes in the Partnership’s internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership’s internal control over financial reporting.
(xx)    Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of any of the DCP Parties, any director, officer, agent, employee or affiliate of any Partnership Entity or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(yy)    Money Laundering Laws. The operations of the Partnership Entities are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act of 2001, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the DCP Parties, threatened.
(zz)    Office of Foreign Assets Control. No Partnership Entity, nor, to the knowledge of any of the DCP Parties, any director, officer, agent, employee or affiliate of any Partnership Entity or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(aaa)    Environmental Compliance. Except as disclosed in the Prospectus, the Partnership Entities and the Operating Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(bbb)    Effect of Environmental Laws. In the ordinary course of business, each Partnership Entity and Operating Subsidiary periodically reviews the effect of Environmental Laws on its business operations and properties, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity and Operating Subsidiary has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(ccc)    Permits. Each of the Partnership Entities and the Operating Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such Permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities and Operating Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits that are due to have been fulfilled and performed and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
(ddd)    ERISA. Each Partnership Entity and Operating Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; and no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.
(eee)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or will distribute any offering material in connection with the offering and sale of the Offered Units other than the Prospectus Supplement, the Prospectus, and other materials, if any, permitted by the Act, including Rule 134.
(fff)    NYSE Listing. The Offered Units have been approved for listing on the NYSE, subject only to official notice of issuance.
(ggg)    Investment Company. None of the Partnership Entities and none of the Operating Subsidiaries is now, and upon the sale of the Offered Units to be sold by the Partnership hereunder on a Settlement Date and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.
(hhh)    FINRA Matters. To the Partnership’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of DCP Midstream GP, LLC’s officers or directors, or the Partnership’s 5% or greater unitholders, except as set forth in the Prospectus.
Any certificate signed by any authorized officer of any of the DCP Parties and delivered to any Manager or counsel for the Managers in connection with the offering of the Offered Units shall be deemed a representation and warranty by such DCP Party, as to matters covered thereby, to the Managers.
3.    Sale and Delivery of Offered Units.
(a)    Sale of Offered Units by Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agents for the Partnership, the Offered Units on the following terms.
(i)    The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the NYSE, (B) the Partnership, through any of the individuals listed as Authorized Representatives on Schedule II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Unit at which such Offered Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Offered Units designated for the sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Offered Units to only one Manager, if any, on any single trading day.
(ii)    The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Offered Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Offered Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.
(iii)    The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its commercially reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by DCP Midstream GP, LLC’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.
(iv)    Each Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations, (2) to or through a market maker, or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v)    The compensation to each Manager for sales of the Offered Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Offered Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) but before other expenses, shall constitute the net proceeds to the Partnership for such Offered Units (the “Net Proceeds”).
(vi)    Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds, any Transaction Fees deducted pursuant to Section 3(a)(v) and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.
(vii)    Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the DCP Parties shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.
(viii)    At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(j)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the

Registration Statement and the Prospectus as amended as of such date and to reflect the necessary modifications as are not material and approved by the Managers in advance. Any obligation of any Manager to use its commercially reasonable efforts to sell the Offered Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(b)    Sale of Offered Units by Managers, as Principals. If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If any Manager, each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager(s) and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager(s) unless and until the Partnership and such Manager(s) have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(c)    Terms Agreement. Each sale of the Offered Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by such Manager. The commitment of any Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.
(d)    Limitations on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e)    Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Units, it shall promptly notify the other parties and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(f)    Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Offered Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information.
4.    Agreements. Each of the DCP Parties, jointly and severally, covenants and agrees with each Manager that:
(a)    Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.
(c)    Reports to Security Holders and Manager. As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(d)    Signed Copies of Registration Statement. The Partnership will furnish to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Managers may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
(e)    Qualification of Offered Units. The Partnership will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Managers may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

(f)    No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agrees that it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.
(g)    Limitations on Sale of Common Units. At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that (A) the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, (B) the Partnership may file a registration statement on Form S-8, (C) the Partnership may issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan or dividend reinvestment plan or any equity compensation plan of the Partnership (or adopted by DCP Midstream GP, LLC) in effect at the Applicable Time and (D) the Partnership may issue Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time.
(h)    Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.
(i)    Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(j)    Certificates. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein (including the filing of a Current Report on Form 8-K) which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as the Managers may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement that were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date and time to reflect such necessary modifications as are not material and approved by the Managers in advance) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(k)    Opinions of Partnership Counsel and General Counsel of Partnership. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Holland & Hart LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, and of Michael S. Richards, Vice President, General Counsel and Secretary of DCP Midstream GP, LLC, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(l)    Opinion of Managers’ Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(m)    Letter of Independent Accountants. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers letters, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(n)    Due Diligence. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and at (or reasonably in advance of) each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.
(o)    Manager Trading. The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.
(p)    Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of

Offered Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant period.
(q)    Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Offered Units.
(r)    Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).
(s)    Sufficient Common Units for Issuance. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.
(t)    Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.
(u)    DTC. The Partnership shall cooperate with the Managers and use its commercially reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.
(v)    Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.
5.    Payment of Expenses.
The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the registration of the Offered Units under the Exchange Act and the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Offered Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers (which shall be limited to one outside counsel representing all of the Managers) in connection with this Agreement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that, except as provided in this Section 5, each Manager shall pay all of its own out of pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated thereunder.
6.    Conditions to the Obligations of the Managers. The respective obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the DCP Parties contained herein as of the Execution Time and each Representation Date, (ii) the performance by the DCP Parties of their obligations hereunder and (iii) the following additional conditions:
(a)    The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Partnership shall have requested and caused the Partnership Counsel to furnish to the Managers, on every Representation Date, its opinion dated as of such date, in form and substance satisfactory to the Managers to the effect set forth on Exhibit A hereto.

(c)    The Managers shall have received from Michael S. Richards, Vice President, General Counsel and Secretary of DCP Midstream GP, LLC, on every Representation Date, his opinion dated as of such date, in form and substance satisfactory to the Managers to the effect set forth on Exhibit B hereto.
(d)    The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every Representation Date, its opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(e)    The Partnership shall have furnished to the Managers, on every Representation Date, a certificate of the Partnership, signed on behalf of the Partnership by the Chairman of the Board or the President and the Chief Financial Officer of DCP Midstream GP, LLC, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:
(i)    subject to modification to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of each of the DCP Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date, other than those representations and warranties made as of a specific date as specified in this Agreement, which such representations and warranties shall be updated as of the date of such certificate, and each of the DCP Parties has complied in all material respects (except with respect to agreements and conditions that are qualified by materiality, which shall be true and correct in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
(iii)    since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(f)    The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Managers, on every date specified in Section 4(m) hereof and to the extent requested by the Managers in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Act, the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus Supplement, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(g)    Since the date of the latest audited financial statements included in the Prospectus, (i) none of the Partnership Entities or Operating Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities and Operating Subsidiaries, taken as a whole, and (ii) there shall not have been any change in the capitalization or increase in short-term or long-term debt of any of the Partnership Entities or Operating Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).
(h)    Between the Execution Time and the time of any sale of Offered Units through the Managers, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.
(j)    The Offered Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(k)    The Partnership shall have furnished to the Managers at each Representation Date such further information, certificates and documents as the Managers or counsel for the Managers may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Holland & Hart LLP, counsel for the DCP Parties, at 555 17th Street, Suite 3200, Denver, Colorado 80202, or electronically if agreed to by the parties, on each such date as provided in this Agreement.
7.    Indemnification and Contribution.
(a)    Each of the DCP Parties, jointly and severally, agrees to indemnify and hold harmless each Manager, the directors, officers, employees, agents and affiliates of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that no DCP Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Manager specifically for inclusion therein (which the DCP Parties acknowledge is limited to the information set forth in Section 7(b)). This indemnity agreement will be in addition to any liability that the DCP Parties may otherwise have.
(b)    Each Manager, severally and not jointly, agrees to indemnify and hold harmless each of the DCP Parties, their respective directors, each of their officers who signed the Registration Statement, and each person who controls any DCP Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the DCP Parties to such Manager, but only with respect to references to written information relating to such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that such Manager may otherwise have. Each of the DCP Parties acknowledges that the name of the Manager constitutes the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the DCP Parties and the Managers severally agree to contribute to the aggregate Losses to which the DCP Parties and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the DCP Parties on the one hand and by the Managers on the other from the offering of the Offered Units; provided, however, that in no case shall the Managers be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Offered Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the DCP Parties and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the DCP Parties on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the DCP Parties shall be deemed to be equal to the total Net Proceeds received by the Partnership, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the DCP Parties on the one hand or by or on behalf of the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the DCP Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Managers shall have the same rights to contribution as the Managers, and each person who controls any DCP Party within the meaning of either the Act or the Exchange Act, each officer of DCP Midstream GP, LLC who shall have signed the Registration Statement and each director of the DCP Parties shall have the same rights to contribution as any of the DCP Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
8.    Termination.
(a)    The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Managers for the Partnership, then Section 4(r) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the DCP Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)    Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.
(e)    In the case of any purchase of Offered Units by any Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as a result thereof, in the sole judgment of the Manager, it is impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (iv) any of the events described in Section 6(h) shall have occurred, or (v) the Manager shall decline to purchase the Offered Units for any other reason permitted under this Agreement.
9.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the DCP Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or any of the DCP Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.
10.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816‑7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133; Credit Suisse Securities (USA) LLC at 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD; J.P. Morgan Securities LLC at 383 Madison Avenue, 28th Floor, New York, New York 10179, Attention: Adam Rosenbluth, Facsimile: (646) 441-4870; Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax no.: (646) 855-3073), at One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal (fax no.: (212) 230-8730); Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, New York 11019, Attention: Capital Markets Group, Facsimile: (646) 434-3455; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile: (704) 410-0326; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (303) 633-2921 and confirmed to it at Michael S. Richards, 370 17th Street, Suite 2500, Denver, Colorado, Attention: Legal Department.
11.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
12.    No Fiduciary Duty. Each of the DCP Parties hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the DCP Parties, on the one hand, and the Managers and any affiliates through which they may be acting, on the other, (b) the Managers are acting solely as sales agents and/or principals in connection with the purchase and sale of the Offered Units and not as fiduciaries of the DCP Parties, and (c) the DCP Parties’ engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the DCP Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the DCP Parties on related or other matters). Each of the DCP Parties agrees that it will not claim that such Manager has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the DCP Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13.    Research Analyst Independence. The DCP Parties acknowledge that each Manager’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that each Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The DCP Parties acknowledge that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
14.    Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the DCP Parties and the Managers, or any of them, with respect to the subject matter hereof.
15.    Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
16.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Managers to properly identify their clients.
17.    Waiver of Jury Trial. Each of the DCP Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
18.    Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.
19.    Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.
20.    Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.
“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the Rules and Regulations.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and as further amended or supplemented pursuant to Section 4(b).
“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.
“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 134,” “Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.
[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the DCP Parties and the Managers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP
its general partner

By:	DCP Midstream GP, LLC
its general partner

	By:	/s/ Sean O'Brien
	Name:	Sean O'Brien
	Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC
its general partner

	By:	/s/ Sean O'Brien
	Name:	Sean O'Brien
	Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LLC

By:	/s/ Sean O'Brien
Name:	Sean O'Brien
Title:	Group Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.
Citigroup Global Markets Inc.

By:	/s/ Bradley Epstein
Name:	Bradley Epstein
Title:	Vice President
Barclays Capital Inc.

By:	/s/ Robert Stone
Name:	Robert Stone
Title:	Managing Director
Credit Suisse Securities (USA) LLC

By:	/s/ Craig Klaasmeyer
Name:	Craig Klaasmeyer
Title:	Managing Director
J.P. Morgan Securities LLC

By:	/s/ Adam Rosenbluth
Name:	Adam Rosenbluth
Title:	Executive Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Sumit Mukherjee
Name:	Sumit Mukherjee
Title:	Managing Director
Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ David McMillan
Name:	David McMillan
Title:	Managing Director Head of Equity Capital Markets
Morgan Stanley & Co. LLC

By:	/s/ Alice S. Vilma
Name:	Alice S. Vilma
Title:	Executive Director
Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

SCHEDULE I

Entity	Jurisdiction of Organization	Percentage Ownership
Associated Louisiana Intrastate Pipe Line, LLC	Delaware	100%
Atlantic Energy LLC	Delaware	100%
Centana Intrastate Pipeline, LLC	Delaware	100%
Collbran Valley Gas Gathering, LLC	Colorado	75%
DCP Antrim Gas, LLC	Michigan	100%
DCP Assets Holding GP, LLC	Delaware	100%
DCP Assets Holding, LP	Delaware	100%
DCP Austin Gathering, LLC	Delaware	100%
DCP Bay Area Pipeline, LLC	Michigan	100%
DCP Black Lake Holdings, LP	Delaware	100%
DCP Bulldog Pipeline, LLC	Delaware	100%
DCP Collbran, LLC	Colorado	100%
DCP Crossroads Gas Gathering, LLC	Delaware	100%
DCP Crossroads NGL Pipeline, LLC	Delaware	100%
DCP Crossroads Processing, LLC	Delaware	100%
DCP Douglas, LLC	Colorado	100%
DCP Eagle Plant LLC	Delaware	100%
DCP East Texas Gathering, LLC	Delaware	100%
DCP East Texas Holdings, LLC	Delaware	100%
DCP Grands Lacs, LLC	Michigan	100%
DCP Harlan Pipeline, LLC	Delaware	100%
DCP Hawes Pipeline, LLC	Michigan	100%
DCP Hinshaw Pipeline, LLC	Delaware	100%
DCP Intrastate Network, LLC	Delaware	100%
DCP Intrastate Pipeline, LLC	Delaware	100%
DCP Jackson, LLC	Michigan	100%
DCP Jordan Valley Pipeline LLC	Delaware	100%
DCP Lindsay, LLC	Delaware	100%
DCP Litchfield, LLC	Michigan	100%

DCP Lucerne 1 Plant LLC	Delaware	100%
DCP Lucerne 2 Plant LLC	Delaware	100%
DCP Michigan Holdings LLC	Delaware	100%
DCP Michigan Pipeline & Processing, LLC	Michigan	100%
DCP Midstream Front Range LLC	Delaware	100%
DCP Midstream Operating, LLC	Delaware	100%
DCP Midstream Operating, LP	Delaware	100%
DCP Midstream Partners Finance Corp.	Delaware	100%
DCP Midstream Texas Express, LLC	Delaware	100%
DCP O’Connor Plant LLC	Delaware	100%
DCP Partners Colorado, LLC	Delaware	100%
DCP Partners Logistics, LLC	Delaware	100%
DCP Partners MB I LLC	Delaware	100%
DCP Partners MB II LLC	Delaware	100%
DCP Partners SE Texas, LLC	Delaware	100%
DCP Pipeline Holding, LLC	Delaware	100%
DCP Saginaw Bay Lateral LLC	Delaware	100%
DCP SC Texas Holdings LLC	Delaware	100%
DCP Searsport LLC	Delaware	100%
DCP South Central Texas Holdings LLC	Delaware	100%
DCP South Central Texas LLC	Delaware	100%
DCP Southeast Texas Plants LLC	Delaware	100%
DCP Tailgate LLC	Delaware	100%
DCP Terra Hayes Gathering LLC	Delaware	100%
DCP Texas Intrastate Pipeline, LLC	Delaware	100%
DCP Thunder Bay Gathering LLC	Delaware	100%
DCP Thunder Bay Processing LLC	Michigan	100%
DCP Tums/Olund Lake Pipeline LLC	Delaware	100%
DCP Vienna Pipeline LLC	Delaware	100%
DCP Wattenberg Pipeline, LLC	Delaware	100%
EasTrans, LLC	Delaware	100%
EE Group, LLC	Michigan	100%
Fuels Cotton Valley Gathering, LLC	Delaware	100%

Gas Supply Resources LLC	Texas	100%
GSRI Transportation LLC	Texas	100%
Jackson Pipeline Company	Michigan	75%
Marysville Hydrocarbons Holdings, LLC	Delaware	100%
Marysville Hydrocarbons LLC	Delaware	100%
Pelico Pipeline, LLC	Delaware	100%
San Jacinto Gas Transmission, LLC	Delaware	100%
Wilbreeze Pipeline, LLC	Delaware	100%

SCHEDULE II
AUTHORIZED REPRESENTATIVES

Scott Delmoro
Sean O’Brien
William S. Waldheim

[Form of Terms Agreement]
Annex I

DCP MIDSTREAM PARTNERS, LP

Common Units

TERMS AGREEMENT

____, 20__

Ladies and Gentlemen:
DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 5, 2014 (the “Equity Distribution Agreement”), among the Partnership, DCP Midstream GP, LP, a Delaware limited partnership, DCP Midstream GP, LLC, a Delaware limited liability company (collectively, the “DCP Parties”), and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to issue and sell to [___] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to [___] the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].
[___] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Manager in advance.
An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Managers and the DCP Parties.

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP
its general partner

By:	DCP Midstream GP, LLC
its general partner

By:
	Name:	Sean O'Brien
	Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC
its general partner

By:
	Name:	Sean O'Brien
	Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LLC

By:
Name:	Sean O'Brien
Title:	Group Vice President and Chief Financial Officer

[Form of Terms Agreement]
Annex I

ACCEPTED as of the date
first written above.

[___]

By:
Name:
Title:

[Form of Terms Agreement]    Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:
Common Units Representing Limited Partner Interests

Number of Purchased Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by [__]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:
Free delivery of the Purchased Units [and Additional Units] to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
   (1) The opinions referred to in Section 4(k).
   (2) The opinion referred to in Section 4(l).
   (3) The accountants’ letter referred to in Section 4(m).
   (4) The officers’ certificate referred to in Section 4(j).
   (5) Such other documents as the Manager shall reasonably request.

Exhibit A
Opinion of Holland & Hart LLP
1.    Formation and Qualification of the Partnership Entities that are Limited Partnerships. Each of the Partnership, the General Partner and the Operating Partnership (a) is validly existing in good standing as a limited partnership under the Delaware LP Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth opposite its name on Schedule I to this opinion, and (c) has all requisite partnership power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Prospectus.
2.    Formation and Qualification of the Partnership Entities that are Limited Liability Companies. Each of DCP Midstream GP, LLC and the OLP GP (a) is validly existing in good standing as a limited liability company under the Delaware LLC Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth opposite its name on Schedule I to this opinion, and (c) has all requisite limited liability company power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Prospectus.
3.    Power to Act as a General Partner. The General Partner has all requisite limited partnership power to act as general partner of the Partnership in all material respects as described in the Prospectus. DCP Midstream GP, LLC has all requisite limited liability company power to act as general partner of the General Partner in all material respects as described in the Prospectus. The OLP GP has all requisite limited liability company power to act as general partner of the Operating Partnership in all material respects as described in the Prospectus.
4.    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest in the Partnership represented by 373,892 general partner units in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “DE UCC”) naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Filing Office”) as of the date set forth in the Search.
5.    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and DCP Midstream GP, LLC owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC, naming DCP Midstream GP, LLC as debtor is on file in the Filing Office as of the date set forth in the Search. DCP Midstream and DCP LP Holdings are the sole limited partners of the General Partner with a 98.999% and a 1.0% limited partner interest, respectively, in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the GP Partnership

Agreement and are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream and DCP LP Holdings own such limited partner interests free and clear of all Liens, in respect of which a financing statement under the DE UCC naming either DCP Midstream or DCP LP Holdings as debtor is on file in the Filing Office as of the date set forth in the Search.
6.    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the OLP GP owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC, naming the OLP GP as debtor is on file in the Filing Office as of the date set forth in the Search. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, in respect of which a financing statement under the DE UCC, naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.
7.    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Limited Liability Company Agreement. Under the OLP GP Limited Liability Company Agreement and the Delaware LLC Act, the Partnership is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the OLP GP solely by reason of its ownership of such membership interest or its status as a member of the OLP GP, and has no personal liability for the debts, obligations, and liabilities of the OLP GP, whether arising in contract, tort or otherwise, solely by reason of being a member of the OLP GP, except in each case as provided in the OLP GP Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The Partnership owns such membership interest free and clear of all Liens in respect of which a financing statement under the DE UCC, naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.
8.    Ownership of the Sponsor Units and the Incentive Distribution Rights. The General Partner owns 888,250 Common Units and 100% of the Incentive Distribution Rights; all of such Common Units and the limited partner interests represented thereby and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); such Incentive Distribution Rights are owned, in each case, free and clear of all Liens in respect of which a financing statement under the DE UCC naming the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search.
9.    Valid Issuance of the Offered Units. The Offered Units and the limited partner interests represented thereby have been duly authorized for issuance and sale by the Partnership in accordance with the Partnership Agreement pursuant to this Agreement and, when issued and delivered by the Partnership to the Managers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
10.    Authority and Authorization. Each of the DCP Parties has the requisite limited partnership or limited liability company power, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has the requisite limited partnership power and authority to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus.
11.    Authorization, Execution and Delivery of Agreement. The execution and delivery by each of the DCP Parties of this Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such DCP Party. This Agreement has been validly executed and delivered by each of the DCP Parties.
12.    Enforceability of the Partnership Agreement. The execution and delivery by the General Partner and DCP LP Holdings of the Partnership Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such entity. The Partnership Agreement has been validly executed and delivered by the General Partner and DCP LP Holdings. The Partnership Agreement is a valid and legally binding agreement of the General Partner and DCP LP Holdings, and is enforceable against the General Partner and DCP LP Holdings in accordance with its terms; except that, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
13.    No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Offered Units, (b) the execution and delivery by each of the DCP Parties of, or the performance by such DCP Party of its obligations under, this Agreement, and (c) the consummation by the DCP Parties of the transactions contemplated by this Agreement, violates, or results in a breach or default (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) of, or imposition of any Lien upon any property or assets of any Partnership Entity pursuant to, (i) the DCP Parties’ Charter Documents, (ii) any other agreement filed as an exhibit to the Registration Statement (including the exhibits to the documents incorporated by reference therein) or (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or Applicable Law, which violations, breaches, defaults or impositions of any Liens, in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the DCP Parties to perform its obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph 14 with respect to securities and antifraud statutes, rules or regulations.
14.    No Consents. Except for the registration of the Offered Units under the Act, no Governmental Approval is required for the execution and delivery by the DCP Parties of this Agreement or the incurrence or performance of the DCP Parties’ respective obligations hereunder and the consummation of the transactions contemplated hereby, including the offering, issuance and sale by the Partnership of the Offered Units, except for such (A) as have been obtained or made, (B) as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Units hereunder, (C) as has been disclosed in the Prospectus, or (D) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if not obtained or made.
15.    Descriptions and Summaries. The statements in the Registration Statement and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units” and “Material Tax Consequences” insofar as they refer to statements of law or legal conclusions are accurate and complete in all material respects, subject to the qualifications and assumptions stated therein; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption “Description of the Common Units.”
16.    Tax Opinion. The opinion of Holland & Hart LLP dated the Execution Time that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on the date hereof is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.
17.    Effectiveness of Registration Statement. The Registration Statement became effective under the Act on July 11, 2014; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such rule.
18.    Investment Company Act. None of the Partnership Entities or Operating Subsidiaries is now, and after the sale of the Offered Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon (i) written representations of (or made on behalf of) the Partnership Entities, DCP LP Holdings and DCP Midstream and the officers and other representatives of the Partnership Entities, DCP LP Holdings and DCP Midstream, (ii) representations made by the Partnership Entities in or pursuant to this Agreement, and (iii) information obtained from public officials, (B) assume (i) the genuineness of all signatures on all agreements, instruments and documents reviewed by them, (ii) the legal capacity of all natural persons who executed any agreements, instruments and documents reviewed by them, (iii) the accuracy and completeness of all of the agreements, instruments and documents reviewed by them, (iv) the authenticity of all agreements, instruments and documents submitted to them as originals, and the conformity to authentic original agreements, instruments and documents of all agreements, instruments and documents submitted to them as facsimile, certified, electronic or photostatic copies, (v) the parties to all agreements, instruments and documents reviewed by them, other than the Partnership Entities, had the corporate, limited liability company or other power to enter into and perform all of their respective obligations under such agreements, instruments and documents, (vi) other than with respect to the Partnership Entities, the due authorization by all requisite corporate, limited liability company or other action of, and the due execution and delivery, by or on behalf, of all agreements, instruments and documents reviewed by them, and (vii) the legality, validity and binding effect of each agreement, instrument and document reviewed by them on the parties thereto (other than the Partnership Entities), (C) state that their opinion is limited to federal laws, the Delaware LP Act, and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraphs 1 and 2 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to the date of such opinion and will be provided to the Managers), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to title of any of the Partnership Entities to any of their respective real or personal property or the accuracy or descriptions of real or personal property, and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the partners or members of the Partnership Entities may be subject.
In addition, such counsel shall state (and may so state in a separate letter) that they have participated in conferences with officers and other representatives of the DCP Parties, with representatives of the independent registered public accounting firms for the Partnership, with counsel for the Managers and with representatives of the Managers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraph 16 above), on the basis of the participation described above and the information gained in the course of acting as counsel to the Partnership, no facts have come to the attention of such counsel that have led them to believe that
(1) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(2) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that such counsel need not express any view, belief or comment with respect to (i) the form, accuracy, completeness or fairness of the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, or any financial statements (including notes and schedules) or other financial or accounting information and data included in or omitted from the Registration Statement or the Prospectus or any further amendment or supplement thereto and (ii) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein).
Such counsel shall also state (and may so state in a separate letter) that each of the Registration Statement, as of the most recent Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and as of the date of such opinion (except such counsel need not express any view, belief or comment as to the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, and any financial statements (including notes and schedules) or other financial or accounting information and data included therein or omitted therefrom or any further amendment or supplement thereto), appeared or appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder (except that such counsel need not express any view, belief or comment as to Regulation S-T promulgated thereunder).

Exhibit B
Opinion of Michael S. Richards
1. Capitalization. Before giving effect to the offering of the Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 111,636,846 Common Units, 373,892 general partner units and the Incentive Distribution Rights.
2. Enforceability of Certain Agreements.
(a)     The GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;
(b)     the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms;
(c)     the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms; and
(d)     the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this paragraph 2, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
3. Ownership of the Operating Subsidiaries. Except as described in the Registration Statement and the Prospectus, the Partnership directly or indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each Operating Subsidiary as set forth on Schedule I to this Agreement; all such capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiaries Operative Documents and, in the case of a corporation, limited partnership or general partner (other than the general partnership interest in Jackson Pipeline), are fully paid (to the extent required under the applicable Operating Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-607 and 17-804 of the Delaware LP Act, as the case may be, or any corollary provision of the statutes of any other applicable state of organization); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The Operating Partnership directly or indirectly owns 40% of the membership interests in Discovery, 33.33% of the membership interests in Front Range, 33.33% of the membership interests in Sand Hills and 33.33% of the membership interests in Southern Hills. Discovery owns 100% of the membership interests in Discovery Sub. Sand Hills owns 100% of the membership interests in Sand Hills Sub and Southern Hills owns 100% of the membership interests in Southern Hills Sub.
4. No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Offered Units, (b) the execution, delivery and performance of this Agreement by any of the DCP Parties, and (c) the consummation of the transactions contemplated by this Agreement conflicts with, or results in a breach, violation, or default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or imposition of any Lien upon any property or assets of any Partnership Entity pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel (excluding the Charter Documents and any other agreements and instruments listed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein)) to which any Partnership Entity or its respective properties may be bound, or (ii) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which conflicts, breaches, defaults, violations or Liens would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the DCP Parties to perform their obligations under this Agreement.
5. No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities or the Operating Subsidiaries pursuant to the Charter Documents, Operative Documents or any other agreement or instrument known to such counsel. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Entities or the Operating Subsidiaries, other than as described in the Prospectus, provided in the Partnership Agreement, or as have been waived or satisfied.

6. Litigation. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities or Operating Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required by the Act or the Exchange Act.
7. Contracts to be Described or Filed. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein) that are not described or filed as required by the Act or the Exchange Act.
In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the DCP Parties, representatives of the independent registered public accounting firm of the Partnership, with counsel for the DCP Parties and with your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that:
(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(B) the Prospectus, as of its date and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, or any financial statements (including notes and schedules) or other financial or accounting information and data included in or omitted from the Registration Statement or the Prospectus or any further amendment or supplement thereto, and (ii) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein).
In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the DCP Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Delaware General Corporation Law, and the laws of the State of Colorado and (D) state that he expresses no opinion with respect to (i) the accuracy or descriptions of real or personal property, (ii) any permits to own or operate any real or personal property, and (iii) state or local taxes or tax statutes to which any of the partners or members of any of the Partnership Entities may be subject.